UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934.

Date of Report: June 9, 2015

(Date of earliest event reported)

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4902 Eisenhower Boulevard, Suite 125 Tampa, Florida	33634
(Address of principal executive offices)	(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 9, 2015, Oragenics, Inc. (the “Company” or “Oragenics”) entered into a worldwide Exclusive Channel Collaboration Agreement (the “ECC”) with Intrexon Corporation (“Intrexon”) and Intrexon Actobiotics NV (“Actobiotics”), a wholly-owned subsidiary of Intrexon, through which the Company intends to research, develop and commercialize products, including the continued development and commercialization of AG013, for use in the treatment of oral mucositis in humans and/or the administration to humans of a trefoil factor via genetically modified bacteria (including L. lactis) for the treatment of diseases and conditions of the oral cavity, throat, and esophagus, but, in any case, excluding the delivery of anti-cancer effectors for the purpose of treatment or prophylaxis of cancer (collectively, the “Program”). Contemporaneously with the ECC, the Company and Intrexon also entered into a Stock Issuance Agreement (the “SIA”) which authorized the issuance of the Technology Access Fee (as defined below) and the future stock issuance of Company’s Common Stock to Intrexon upon the achievement of designated milestones.

The Exclusive Channel Collaboration Agreement

The ECC governs the “channel collaboration” arrangement in which the Company will use Intrexon’s proprietary technology relating to the identification, design and production of genetically modified bacteria (the “Technology”) for the purpose of developing the Program.

The ECC provides for the establishment of committees comprised of Company and Intrexon representatives that will govern activities in the areas of project establishment, chemistry, manufacturing and controls, clinical and regulatory matters, commercialization efforts, and intellectual property.

The ECC grants the Company an exclusive worldwide license to utilize Intrexon’s and Actobiotics’ intellectual property to develop and commercialize products, including the continued development and commercialization of AG013, for use in the treatment of oral mucositis in humans and/or the administration to humans of a trefoil factor via genetically modified bacteria (including L. lactis) for the treatment of diseases and conditions of the oral cavity, throat, and esophagus, but, in any case, excluding the delivery of anti-cancer effectors for the purpose of treatment or prophylaxis of cancer (the “Field”). It also grants the Company an exclusive license in the Field under all Information Controlled by Actobiotics (or otherwise by Intrexon) and existing as of the Effective Date relating to the regulatory approval of AG013, including regulatory filings, data, clinical trial reports, and rights thereunder.

Under the ECC, and subject to certain exceptions, the Company is responsible for, among other things, funding the further anticipated development of products toward the goal of commercialization, conducting preclinical and clinical development of candidate products, as well as for other aspects of manufacturing and the commercialization of the product(s). Among other things, Intrexon is responsible for technology discovery efforts, cell-engineering development, and certain aspects of the manufacturing process.

The Company will pay Intrexon 12% of the net sales derived from the sale of products developed from the exclusive channel collaboration.

The Company has also agreed to make certain payments to Intrexon upon the Company’s achievement of designated milestones in the form of shares of Company Common Stock (based upon the fair market value of the shares otherwise required to be issued) unless the issuance of such shares would reasonably likely cause Intrexon to consolidate the Company’s financial statements with Intrexon’s financial statements, or at the Company’s option make a cash payment to Intrexon. The Commercialization Milestone Events and amounts payable are as follows: (i) two million United States dollars ($2,000,000) within thirty (30) days of the first instance of the achievement of the Phase II Milestone Event meaning the first dosing of a patient by or on behalf of Oragenics, or an Affiliate or permitted sublicensee of Oragenics, in a phase II clinical trial, whether such occurs in the United States of America under the jurisdiction of the FDA or elsewhere under the jurisdiction of a foreign regulatory agency, for each different Oragenics Product; (ii) five million United States dollars ($5,000,000) within thirty (30) days of the first instance of the achievement of the Phase IIb/III Milestone Event meaning meeting of the primary endpoint by or on behalf of Oragenics, or an Affiliate or permitted sublicensee of Oragenics, in a phase III clinical trial, whether such occurs in the United States of America under the jurisdiction of the FDA or elsewhere under the jurisdiction of a foreign regulatory agency, for each different Oragenics Product; (iii) five million United States dollars ($5,000,000)

within thirty (30) days of the first instance of the achievement of the Regulatory Approval Application Milestone Event for each different Oragenics Product which Regulatory Approval Application Milestone Event meaning for a given Oragenics Product, the first to occur of (a) the filing by Oragenics, an Affiliate thereof, or a permitted sublicensee thereof, of a FDA New Drug Application or a Biologics License Application with the FDA seeking approval of such Oragenics Product, or (b) the filing of an equivalent approval or marketing application for such Oragenics Product with an equivalent regulatory authority in a foreign jurisdiction. (iv) ten million United States dollars ($10,000,000) within thirty (30) days of the first instance of the achievement of the Approval Milestone Event for each different Oragenics Product which Approval Milestone Event meaning the first to occur of (a) the First Commercial Sale of an Oragenics Product anywhere in the Territory, or (b) 90th day after the approval of a FDA New Drug Application for an Oragenics Product by the FDA or equivalent regulatory action in a foreign jurisdiction; (v) Oragenics shall pay Intrexon a milestone payment of five million United States dollars ($5,000,000) within thirty (30) days of the first instance of the achievement of the New Indication Milestone Event meaning the filing by or on behalf of Oragenics, an Affiliate of Oragenics, or a permitted sublicensee of Oragenics a Supplemental FDA Application with the FDA or with another equivalent regulatory agency seeking approval of an indication for use of the product AG013 other than the current regulatory-approved indication; and (vi) Oragenics shall pay Intrexon a milestone payment of five million United States dollars ($5,000,000) within thirty (30) days of the first instance of the achievement of the New Product Milestone Event meaning the filing of a regulatory package filed with the FDA or with another equivalent regulatory agency by or on behalf of Oragenics, an Affiliate of Oragenics, or a permitted sublicensee of Oragenics, that is deemed (according to relevant FDA guideline) to be a different drug product than AG013.

The ECC provides that in the event Oragenics is required to make a milestone payment in cash if an issuance of shares would cause Intrexon to consolidate the Company’s financial statements with Intrexon’s financial statements and Oragenics reasonably concludes that a cash milestone payment would have an adverse effect on its working capital needs over the next twelve (12) months, then such cash payment shall be in the form of an interest bearing promissory note with a maturity date of less than twelve (12) months and include other conventional market terms that would not be expected to unreasonably have an adverse effect on Oragenics working capital needs over such next twelve (12) months.

In the event that Oragenics consummates a Company Sale prior to paying to Intrexon any one or more of the respective Commercialization Milestone Payments and the ECC is transferred or assigned to the buyer in connection with such Company Sale, then all subsequent payments for Commercialization Milestone Events shall thereafter each be payable only in cash to Intrexon. In the event Oragenics consummates a reverse merger the Commercialization Milestone Payments shall be payable at Intrexon’s option in either cash or stock.

The Company may voluntarily terminate the Channel Agreement upon 90 days written notice to Intrexon. Intrexon may also terminate the ECC if the Company breaches and fails to cure the breach within 60 days or the Company does not pursue development of the Superior Therapy under the probiotics identified by Intrexon that is a “Superior Therapy” as defined in the ECC. Upon termination of the ECC, the Company may continue to develop and commercialize any Company Product that, at the time of termination that satisfies at least one of the following criteria (i) the particular Company Product is being sold by the Company triggering profit sharing payments under the ECC to Intrexon; (ii) the particular Company Product has received regulatory approval; (iii) the particular Company Product is a subject of an application for regulatory approval in the Field covered by the ECC that is pending before the applicable regulatory authority; (iv) the particular Company Product is AG013, and such Company Product has been the subject of at least one completed phase II clinical trial (as such is defined by relevant FDA guidelines) during the Term; or (v) the particular Company Product other than AGO13 and such Oragenics Product is the subject of at least an ongoing Phase 1, Phase 2 or Phase 3 clinical trial in the Field.

The foregoing description of the ECC is qualified in its entirety by reference to such agreement which is filed as Exhibit 10.1 with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment. The benefits of the representations and warranties set forth in the ECC are intended to be relied upon by the parties to such agreements only and, except as otherwise expressly provided therein, do not constitute continuing representations and warranties to any other party or for any other purpose. Defined terms used in the above description of the ECC but not defined in this Form 8-K have their meaning ascribed in the EEC.

The Stock Issuance Agreement,

Pursuant to the SIA, the Company paid a technology access fee (the “Technology Access Fee”) to Intrexon in the form of a convertible promissory note to Intrexon in the principal amount of $5,000,000 (the “Convertible Note”). The SIA also provides for payments of any milestones (described above) triggered under the ECC in Oragenics’ Common Stock.

The SIA contains a standstill provision pursuant to which, among other things, Intrexon has agreed that, for a period of three years, subject to certain exceptions and unless invited in writing by the Company to do so, neither Intrexon nor its affiliates will, directly or indirectly: (i) effect or seek, initiate, offer or propose to effect, or cause or participate in any acquisition of securities or assets of the Company; any tender or exchange offer, merger, consolidation or other business combination involving the Company; any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company; or any “solicitation” of “proxies” or consents to vote any voting securities of the Company, or in any way advise or, assist any other person in doing so; (ii) form, join or in any way participate in a “group” with respect to any securities of the Company; (iii) otherwise act to seek to control or influence the management, Board of Directors or policies of the Company; (iv) take any action reasonably expected to force the Company to make a public announcement regarding any such matters; or (v) enter into any agreements, discussions or arrangements with any third party with respect to any of the foregoing.

The Convertible Promissory Note

The Convertible Promissory Note is payable, at the Company’s option, in cash or shares of Company Common Stock The Convertible Note matures on December 31, 2015. In order to repay the Convertible Note in shares of common stock the Company will be required to obtain shareholder approval prior to any conversion into Common Stock pursuant to applicable rules of the New York Stock Exchange. The conversion price would be equal to the closing price of the Company’s Common Stock on the last trading day immediately prior to the date of conversion.

The foregoing description of the SIA and the Convertible Note is qualified in its entirety by reference to such documents which are filed as Exhibits 10.2 and 10.3 to this Current Report and incorporated herein by reference. The benefits of the representations and warranties set forth in the SIA are intended to be relied upon by the parties to such agreements only and, except as otherwise expressly provided therein, do not constitute continuing representations and warranties to any other party or for any other purpose. Defined terms used in the above description of the SIA and the Convertible Note but not defined in this Form 8-K have their meaning ascribed in the SIA and the Convertible Note.

The press release dated June 10, 2015 announcing the transactions described above is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Exclusive Channel Collaboration Agreement by and between Intrexon Corporation, Intrexon Actobiotics NV and Oragenics, Inc. dated as of June 9, 2015.**

10.2	Stock Issuance Agreement by and between Oragenics, Inc. and Intrexon Corporation dated as of June 9, 2015.

10.3	Convertible Promissory Note dated June 9, 2015.

99.1	Press Release dated June 10, 2015

**	Confidential treatment has been requested for the redacted portions of this exhibit pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 11, 2015	ORAGENICS, INC. (Registrant)

	BY:	/s/ Michael Sullivan
Michael Sullivan
Interim CEO and Chief Financial Officer